                                                                    EXHIBIT 32.1

                                  CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18
U.S.C. section 1350, as adopted), Dan W. Denney, Jr., Ph.D., the Chief Executive Officer of Genitope Corporation (the "Company"), and Fred Kurland, the Chief Financial Officer of the Company, each hereby certifies that, to their knowledge:

     1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

     In Witness Whereof, the undersigned have set their hands hereto as of the 10th day of December, 2003.

/s/ Dan W. Denney, Jr.                    /s/ Fred Kurland
________________________________          ______________________________________
Dan W. Denney, Jr., Ph.D.                 Fred Kurland
Chief Executive Officer                   Chief Financial Officer
(Principal Executive Officer)             (Principal Financial Officer)